UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025 (December 12, 2025)

G-III APPAREL GROUP, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)
(Address of principal executive offices)
512 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)

(212) 403-0500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GIII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Restricted Stock Unit Awards to Certain Senior Leaders

On December 11, 2025, in connection with the Company’s succession planning efforts, the Compensation Committee of the Board of Directors of G-III Apparel Group, Ltd. (the “Company”) approved one-time grants of restricted stock unit awards (“RSU Awards”) under the Company’s 2023 Long-Term Incentive Plan to a group of key employees that the Company has identified as its next generation of key leaders, including Jeffrey Goldfarb, Executive Vice President, and Dana Perlman, Chief Growth and Operations Officer, and several other senior leaders.

The RSU Awards granted to Jeffrey Goldfarb and Dana Perlman had a grant date value equal to $5,000,000.00 and $2,000,000.00, respectively, subject to rounding down to the nearest whole share, and the number of RSUs subject to the RSU Awards were determined using the closing price of the Company’s common stock on December 12, 2025.  The RSU Awards require five years of service before vesting – the RSU Awards cliff-vest 100% on the fifth anniversary of grant – and are subject to all other terms and conditions of the applicable award agreement.

The approval of the RSU Awards was the result of careful analysis, consideration, and intentional design by the Compensation Committee, in consultation with its independent compensation consultant.  Under the leadership of the Company’s current dedicated team of executives, the Company has successfully operated in fashion markets that are intensely competitive.  To help ensure that this success continues into the future, the Company remains focused on succession planning and the retention and development of its next generation of key leaders. The Compensation Committee approved the RSU Awards as an important component of our talent retention strategy as follows:

●	Enhance Retention: To ensure the continued dedication and retention of our Executive Vice President, Chief Growth and Operations Officer, and several other senior key leaders.

●	Reward Extraordinary Performance and Align Incentives: To recognize and reward exceptional leadership by our key senior leaders for performance that results in substantial value creation for the Company and our stockholders beyond the scope of our regular incentive programs.

Given our focus on succession planning and retention of this next generation of leaders, the Company’s other named executive officers, Morris Goldfarb, Neal Nackman and Sammy Aaron did not receive an RSU Award.  Instead, the focus of the RSU Awards is to support retention of key next generation leaders and to allocate additional stock-based compensation to them to enhance alignment of their compensation with the Company’s stockholders and the success of the Company by rewarding those key leaders who remain with the Company through the extended 5-year vesting period.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1Form of Restricted Share Unit Agreement for RSU awards.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Share Unit Agreement for RSU awards.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: December 16, 2025	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer